1 Law Office Stradley Ronon Stevens & Young, LLP 2000 K Street, NW Suite 700 Washington, DC 20006 (202) 822-9611 February 20, 2025 Global X Funds 605 3rd Avenue, 43rd Floor New York, New York 10158 ATTN: Jasmin M. Ali Ladies and Gentlemen: We have acted as counsel to Global X Funds, a Delaware statutory trust (the “Trust”), and registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as an open- end, series management investment company. This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 811 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-151713 and 811-22209) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Post-Effective Amendment is to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about February 20, 2025. This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act. For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity(ies), and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions. Additionally, we have assumed the following for purposes of this opinion: a) The Trust will remain a valid and existing Delaware statutory trust under the laws of the State of Delaware. b) The provisions of the Declaration of Trust and the Bylaws relating to the issuance of the shares of the Trust will not be modified or eliminated. c) The resolutions will not be modified or withdrawn and will be in full force and effect on the date

2 of each issuance of the shares of the Trust. d) The shares will be issued in accordance with the Declaration of Trust, the Bylaws and the resolutions. e) The registration of an indefinite number of the shares will remain effective. f) Each of the shares will be sold for the consideration described in the then current Summary Prospectus, Statutory Prospectus and statement of additional information of the series of the Trust, and the consideration received by the Trust, in each event, will be at least equal to the net asset value per share of such shares. The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the State of Delaware and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws. Based upon and subject to the foregoing, it is our opinion that (1) the shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) purchasers of the shares will have no obligation to make further payments for their purchase of the shares or contributions to the Trust or its creditors solely by reason of their ownership of the shares. This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of the shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Very truly yours, /s/ Stradley Ronon Stevens & Young, LLP